Exhibit 99.1
Solectron Announces Fourth Quarter Financial Results
For Immediate Release: October 5, 2006
MILPITAS, Calif. — Solectron Corporation (NYSE:SLR), a leading provider of electronics manufacturing and integrated supply chain services, today reported sales of $2.90 billion in the fourth quarter of fiscal 2006, an increase of 7.4 percent over third quarter revenues of $2.70 billion. Revenues in the fourth quarter of fiscal 2005 were $2.40 billion.
The company reported GAAP profit after tax from continuing operations of $38.8 million, or $0.04 per share, in the fourth quarter of fiscal 2006, compared with a GAAP profit after tax from continuing operations of $42.4 million, or $0.05 per share, in the third quarter of fiscal 2006. In the fourth quarter of fiscal 2005, Solectron reported a GAAP profit after tax from continuing operations of $11.8 million, or $0.01 per share.
Non-GAAP profit after tax was $54.8 million, or $0.06 per share, in the fourth quarter of fiscal 2006, compared with non-GAAP profit after tax of $38.9 million, or $0.04 per share, for the third quarter of fiscal 2006. In the fourth quarter of fiscal 2005, Solectron reported non-GAAP profit after tax of $41.4 million, or $0.04 per share. Non-GAAP financial results do not include restructuring costs, impairment charges, amortization of intangibles or stock-based compensation expenses and asset retirement obligations. Please refer to “Non-GAAP Information” below for further information.
For the full fiscal year, the company reported a GAAP profit from continuing operations of $118.4 million, or $0.13 cents per share, compared with a GAAP loss from continuing operations of $10.5 million, or $0.01 per share, in fiscal 2005.
Non-GAAP profit from continuing operations for the full year in fiscal 2006 was $151.5 million, or $0.16 cents per share, compared with a non-GAAP profit from continuing operations of $176.2 million, or $0.18 per share, in fiscal 2005.
Sales in fiscal 2006 were $10.56 billion, compared with $10.44 billion in fiscal 2005.
“The highlight of fiscal 2006 was our return to growth,” said Mike Cannon, president and chief executive officer. “I am pleased that we were successful in delivering quarterly revenue growth throughout fiscal 2006, particularly in the second half, where our revenue grew by $610 million compared with the second half of fiscal 2005.”
“Looking ahead to fiscal 2007, we are confident we have taken the actions to deliver continued improvement in growth and profitability,” continued Cannon.
Restructuring Plan
Solectron today announced a plan to realign its manufacturing capacities that will result in estimated restructuring and impairment charges in a range of $50 million to $60 million, of which approximately 90 percent will be cash expenditures.
The company said that it estimates the restructuring actions under this plan will be completed within the next 12 months. These actions will reduce the workforce by approximately 1,400 employees and will consolidate approximately 700,000 square feet of facilities in Western Europe and North America.
First Quarter 2007 Guidance
Fiscal first quarter guidance is for sales of $2.6 billion to $2.8 billion, and for non-GAAP EPS from continuing operations in a range of 4 cents to 6 cents, on a fully diluted basis.
Non-GAAP Information
In addition to disclosing results determined in accordance with GAAP, Solectron also discloses non-GAAP results of operations that exclude certain items. By disclosing this non-GAAP information, management intends to provide investors with additional information to further analyze the company’s performance, core results and underlying trends. Management utilizes a measure of net income and earnings per share on a non-GAAP basis that excludes certain charges to better assess operating performance. Earnings guidance is provided only on a non-GAAP basis due to the inherent difficulty in forecasting such charges.
Consistent with industry practice, management has historically applied these non-GAAP measures when discussing earnings or earnings guidance and intends to continue doing so.
Non-GAAP information is not determined using GAAP. Therefore, the information is not necessarily comparable to other companies and should not be used to compare the company’s performance over different periods. Non-GAAP information should not be viewed as a substitute for, or superior to, net income or other data prepared in accordance with GAAP as measures of our profitability or liquidity. Users of this financial information should consider the types of events and transactions for which adjustments have been made. In addition, Solectron’s GAAP financial results often reflect one-time events and adjustments, and therefore a comparison of GAAP results over different periods can be difficult. See the tables at the end of this press release for a reconciliation of non-GAAP amounts to amounts reported under GAAP. A reconciliation from non-GAAP to GAAP results is contained in the attached financial summary and is available in the Investor Relations section of our website at www.solectron.com.
Webcast To Be Held Today
At 4:30 p.m. ET today, Solectron will hold a conference call to discuss its fourth quarter financial results. A live webcast can be accessed at www.solectron.com. Supplemental financial information related to the conference call will also be available in the Investor Relations section of this Web site. Following the live broadcast, the archived webcast will be available at www.solectron.com/investor/events.htm.
An audio replay will also be available October 5, 2006, two hours after the conclusion of the call. To access the replay, call +1 (800) 642 1687 from within the United States, or +1 (706) 645 9291 from outside the United States, and specify pass code 6252332.
Safe Harbor
This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended regarding the size, impact and timing of our restructuring plan and our financial outlook for the first quarter of fiscal 2007 and beyond. These forward-looking statements involve a number of risks and uncertainties, and are based on current expectations, forecasts and assumptions.
Actual outcomes and results could differ materially. These risks and uncertainties include: our ability to continue to win business and satisfy customers; reliance on major customers; the present and future strength of the worldwide economy overall, and in the telecommunications and other electronics technology sectors in particular; our ability to continue to improve our operating metrics; the accuracy of our projections of cash flows and capital requirements; incurring more restructuring related charges than currently anticipated; our ability to complete our announced restructuring plan within the stated timeframe; the risk of price fluctuation; fluctuations in operating results; changes in technology; competition; variations in demand forecasts and orders that may give rise to operational challenges such as excess plant, equipment and materials; risks associated with international sales and operations; our ability to properly manage acquisitions; any unidentified weaknesses or deficiencies in our internal controls over financial reporting; potential product liability, warranty and recall claims; interest rate risk; existing and new environmental regulations; market and segment risk; our ability to retain key personnel; and the impact of our outstanding litigation and other contingent liabilities.
For a further list and description of risks and uncertainties, see the reports filed by Solectron with the Securities and Exchange Commission, specifically Forms 8-K, 10-K,10-Q and S-4. Solectron disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Supplemental information, condensed consolidated balance sheets and statements of operations follow. All monetary amounts are stated in U.S. dollars.

Q4'06
GAAP to Non-GAAP Reconciliation	Quarter Ended
(in millions)	August 31, 2006
Income (loss) on a GAAP basis	$36.8
Discontinued operations	$(1.2)
Cumulative effect of change in accounting principle, net	$(0.8)
Income (loss) from continuing operations on a GAAP basis	$38.8
Restructuring and impairment charges	$4.9
Amortization of intangibles	$1.1
Stock compensation expense	$5.4
Taxes	$(0.2)
Other	$4.8

Income from continuing operations on a non-GAAP basis	$54.8

GAAP to Non-GAAP Reconciliation: Earnings Per Share	Quarter Ended
(in millions, except per-share data)	August 31, 2006
Income (loss) on a GAAP basis	$0.04
Discontinued operations	$(0.00)
Cumulative effect of change in accounting principle, net	(0.00)
Diluted net income (loss) per share from continuing operations on a GAAP basis	$0.04
Restructuring and impairment charges, amortization of intangibles and stock compensation expense	$0.01
Taxes	$(0.00)
Other	$0.01

Diluted net income per share from continuing operations on a non-GAAP basis	$0.06

Number of share (millions) used to compute diluted net income (loss) per share - GAAP and non-GAAP	903.0

Q3'06
GAAP to Non-GAAP Reconciliation	Quarter Ended
(in millions)	May 31, 2006
Income (loss) on a GAAP basis	$42.0
Discontinued operations	$(0.4)
Income (loss) from continuing operations on a GAAP basis	$42.4
Restructuring and impairment charges	$2.6
Amortization of intangibles	$1.1
Stock compensation expense	$6.7
Taxes	$(13.9)
Income from continuing operations on a non-GAAP basis	$38.9

GAAP to Non-GAAP Reconciliation: Earnings Per Share	Quarter Ended
(in millions, except per-share data)	May 31, 2006
Income (loss) on a GAAP basis	0.05
Discontinued operations	(0.00)
Diluted net income (loss) per share from continuing operations on a GAAP basis	$0.05
Restructuring and impairment charges, amortization of intangibles stock compensation expense	0.01
Taxes	$(0.02)

Diluted net income per share from continuing operations on a non-GAAP basis	$0.04

Number of share (millions) used to compute diluted net income (loss) per share - GAAP and non-GAAP	909.6

Q4’05
GAAP to Non-GAAP Reconciliation	Quarter Ended
(in millions)	Aug 31, 2005
Income (loss) on a GAAP basis	$11.5
Discontinued operations	$(0.3)
Income (loss) from continuing operations on a GAAP basis	$11.8
Restructuring and impairment charges	$6.7
Amortization of intangibles	$2.2
Stock compensation expense	$0.7
Other	$20.0

Income from continuing operations on a non-GAAP basis	$41.4

GAAP to Non-GAAP Reconciliation: Earnings Per Share	Quarter Ended
(in millions, except per-share data)	Aug 31, 2005
Income (loss) on a GAAP basis	0.01
Discontinued operations	0.00
Diluted net income (loss) per share from continuing operations on a GAAP basis	$0.01
Restructuring and impairment charges, amortization of intangibles stock compensation expense	0.01
Other	$0.02

Diluted net income per share from continuing operations on a non-GAAP basis	$0.04

Number of share (millions) used to compute diluted net income (loss) per share - GAAP and non-GAAP	969.2

Fiscal Year 2006
GAAP to Non-GAAP Reconciliation	Year Ended
(in millions)	August 31, 2006
Income (loss) on a GAAP basis	$133.2
Discontinued operations	$15.6
Cumulative effect of change in accounting principle, net	$(0.8)
Income (loss) from continuing operations on a GAAP basis	$118.4
Restructuring and impairment charges	$14.0
Amortization of intangibles	$6.1
Stock compensation expense	$22.2
Taxes	$(14.1)
Other	$4.9

Income from continuing operations on a non-GAAP basis	$151.5

GAAP to Non-GAAP Reconciliation: Earnings Per Share	Year Ended
(in millions, except per-share data)	August 31, 2006
GAAP Net income (loss) per share	$0.15
Discontinued operations	$0.02
Cumulative effect of change in accounting principle, net	(0.00)
Diluted net income (loss) per share from continuing operations on a GAAP basis	$0.13
Restructuring and impairment charges, amortization of intangibles and stock compensation expense	$0.04
Taxes	$(0.02)
Other	$0.01

Diluted net income per share from continuing operations on a non-GAAP basis	$0.16

Number of share (millions) used to compute diluted net income (loss) per share - GAAP and non-GAAP	916.9

Fiscal Year 2005
GAAP to Non-GAAP Reconciliation	Year Ended
(in millions)	August 31, 2005
Income (loss) from continuing operations on a GAAP basis	$(10.5)
Restructuring and impairment charges	$91.1
Charge relating to redemption of $500 million senior notes	$45.7
Other charges	$49.9

Income from continuing operations on a non-GAAP basis	$176.2

GAAP to Non-GAAP Reconciliation: Earnings Per Share	Year Ended
(in millions, except per-share data)	August 31, 2005
Diluted net income (loss) per share from continuing operations on a GAAP basis	(0.01)
Restructuring and impairment charges	$0.09
Charge relating to redemption of $500 million senior notes	$0.05
Other charges	$0.05

Diluted net income per share from continuing operations on a non-GAAP basis	$0.18

Number of share (millions) used to compute diluted net income (loss) per share - GAAP and non-GAAP	967.4

Supplemental Data
Sales Percentage by Market Segment
Computing and Storage	30%
Networking Equipment	28%
Communications	20%
Consumer	9%
Industrial	9%
Automotive	2%
Other	1%
About Solectron
Solectron Corporation (www.solectron.com) provides a full range of electronics manufacturing and supply chain management services to the world’s leading networking, telecommunications, computing, consumer, automotive, industrial and medical device firms. The company’s industry-leading Lean Six Sigma methodology (Solectron Production System™) provides OEMs with low cost, flexibility and quality that improves competitive advantage. Solectron’s service offerings include new product introduction, collaborative design, materials management, product manufacturing, product warranty repair and end-of-life support. Based in Milpitas, Calif., Solectron operates in more than 20 countries on five continents and had sales from continuing operations of $10.6 billion in fiscal 2006.
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Analyst Contacts:
Perry G. Hayes, Solectron Corporation, (408) 956-7543 (U.S.), perryhayes@solectron.com
Ed Lockwood, Solectron Corporation, (408) 956-6959 (U.S.), edlockwood@solectron.com
Media Contact:
Corey Olfert, Solectron Corporation, (408) 956-7552 (U.S.), coreyolfert@solectron.com

SOLECTRON CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(US$ in millions, except per-share data)
unaudited

	August 31
	2006	2005
ASSETS
Current assets:
Cash and cash equivalents *	$1,126.0	$1,682.8
Restricted cash and cash equivalents	31.6	13.2
Short-term investments	22.9	26.3
Accounts receivable, less allowance for doubtful accounts of $14.5 and $22.3, respectively	1,429.3	1,180.7
Inventories	1,516.1	1,108.5
Prepaid expenses and other current assets	235.9	211.4

Total current assets	4,361.8	4,222.9
Property and equipment, net	673.4	666.3
Goodwill	155.2	148.8
Other assets	235.3	219.8

Total assets	$5,425.7	$5,257.8

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Short-term debt	$89.5	$165.7
Accounts payable	1,616.7	1,371.2
Accrued employee compensation	170.4	167.0
Accrued expenses and other current liabilities	440.6	509.6

Total current liabilities	2,317.2	2,213.5
Long-term debt	619.4	540.9
Other long-term liabilities	75.4	59.2

Total liabilities	$3,012.0	$2,813.6

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.001 par value; 1.2 shares authorized; one share issued	$—	$—
Common stock. $0.001 par value; 1,600.0 shares authorized: 905.8 and 957.9 shares issued and outstanding, respectively	1.0	1.0
Additional paid-in capital	7,585.2	7,774.1
Accumulated deficit	(5,073.4)	(5,206.5)
Accumulated other comprehensive losses	(99.1)	(124.4)

Total stockholders’ equity	2,413.7	2,444.2

Total liabilities and stockholders’ equity	$5,425.7	$5,257.8

*	Includes $31.6 million and $13.2 million of restricted cash balances as of August 31, 2006 and August 31, 2005, respectively, and $22.9 million and $26.3 million of short term investments as of August 31, 2006, and August 31, 2005, respectively.

SOLECTRON CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF OPERATIONS
(in millions, except per-share data)
unaudited

	Three Months Ended August 31		Twelve Months Ended August 31
	2006	2005	2006	2005
Net sales	$2,902.1	$2,398.5	$10,560.7	$10,441.1
Cost of sales	2,751.3	2,274.2	10,013.1	9,868.8

Gross profit	150.8	124.3	547.6	572.3
Operating expenses:
Selling, general and administrative	109.4	102.8	433.3	412.8
Restructuring and impairment costs	4.9	6.7	14.0	91.1

Operating (loss) income	36.5	14.8	100.3	68.4

Interest income	10.3	11.3	47.0	38.8
Interest expense	(7.7)	(6.2)	(28.5)	(56.5)
Other expense, net	(0.8)	(3.5)	(1.7)	(45.5)

Operating income (loss) from continuing operations before income taxes	38.3	16.4	117.1	5.2
Income tax (benefit) expense	(0.5)	4.6	(1.3)	15.7

Income (loss) from continuing operations	$38.8	$11.8	$118.4	$(10.5)

Discontinued operations:
Income (loss) from discontinued operations	$(1.2)	$0.9	$15.6	$16.8
Income tax expense	—	1.2	—	2.9

Income (loss) from discontinued operations	(1.2)	(0.3)	15.6	13.9

Income(loss) before cumulative effect of change in accounting principle	37.6	11.5	134.0	3.4

Cumulative effect of change in accounting principle, net	(0.8)	—	(0.8)	—

Net (loss) income	$36.8	$11.5	$133.2	$3.4

Basic net (loss) income per share:
Continuing operations	$0.04	$0.01	$0.13	$(0.01)
Discontinued operations	—	—	0.02	0.01

Basic net (loss) income per share	$0.04	$0.01	$0.15	$0.00

Diluted net (loss) income per share:
Continuing operations	$0.04	$0.01	$0.13	$(0.01)
Discontinued operations	—	—	0.02	0.01

Diluted net (loss) income per share	$0.04	$0.01	$0.15	$0.00

Shares used to compute basic net (loss) income per share	902.1	967.9	915.9	967.4
Shares used to compute diluted net (loss) income per share	903.0	969.2	916.9	967.4